EXHIBIT
4.2





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                            GTE CORPORATION

                                  AND

                         THE BANK OF NEW YORK,
                              as Trustee


                             _____________


                     THIRD SUPPLEMENTAL INDENTURE

                       Dated as of July 1, 1997

                                  TO

                               INDENTURE

                     Dated as of December 1, 1996


                             _____________









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     THIRD SUPPLEMENTAL INDENTURE, dated as of the 1st day of
July, 1997, between GTE CORPORATION, a corporation duly organized and existing under the laws of the State of New York (hereinafter sometimes referred to as the "Corporation"), and THE BANK OF NEW YORK, a banking corporation duly organized and existing under the laws of the State of New York (hereinafter sometimes referred to as the "Trustee"), as Trustee under the Indenture dated as of December 1, 1996 between the Corporation and the Trustee (hereinafter referred to as the "Original Indenture"). Capitalized terms used in this Third Supplemental Indenture and not otherwise defined herein shall have the meanings set forth in the Original Indenture.

     WHEREAS, in accordance with Section 9.01(c) of the Original Indenture the Corporation and the Trustee may enter into supplemental indentures to the Original Indenture without the consent of Securityholders to cure any ambiguity or to correct or supplement any provision which may be defective or inconsistent with the Original Indenture or any supplemental indenture, or to make such other provisions in regard to matters or questions arising under the Original Indenture as shall not be inconsistent with the provisions of the Original Indenture and not adversely affect the interests of the holders of the Securities of any series; and

     WHEREAS, the Corporation desires to amend the Original Indenture in accordance with Section 9.01(c) and has determined that the requirements of Section 9.01(c) have been satisfied and has requested the Trustee to join with it in the execution and delivery of this Third Supplemental Indenture; all requirements necessary to make this Third Supplemental Indenture a valid instrument, in accordance with its terms, have been met; and the execution and delivery hereof have been in all respects duly authorized;

     NOW, THEREFORE, for good and valuable consideration the sufficiency of which is hereby recognized, the Corporation covenants and agrees with the Trustee as follows:

                             ARTICLE ONE.

           AMENDMENTS TO THE TERMS OF THE Original Indenture

     Section 1.01 Recitals. The Corporation and the Trustee hereby amend the third paragraph of the recitals to the Original
Indenture pursuant to Section 9.01(c) of the Original Indenture to read in its entirety as follows:

          WHEREAS, the Securities and the certificate of authentication to be borne by the Securities are to be substantially in such forms as may be approved by or pursuant to a resolution of the Board of Directors or set forth in any indenture supplemental to this Indenture;

     Section 1.02  Certain Definitions.  The Corporation and the
Trustee hereby amend Section 1.01 of the Original Indenture pursuant to Section 9.01(c) of the Original Indenture to add the following definition in alphabetical order:

     Discount Security:

     The term "Discount Security" shall mean any Security that provides on its face that it is an "Original Issue Discount
     Security".

and to amend the following definitions so that they read in their entirety as follows:

     Business Day:

          The term "business day" shall mean any day other than a day on which banking institutions in the Borough of Manhattan, the City and State of New York are authorized or obligated by law or executive order to close; provided, however, that with respect to any Security denominated in a coin or currency other than Dollars, such day as specified in such Security.

     Interest Payment Date:

     The term "interest payment date" when used with respect to any installment of interest on a Security of a particular series shall mean the date specified in such Security or in a Board Resolution or in an indenture supplemental hereto with respect to such series as the fixed date on which an installment of interest with respect to such Security is due and payable.

     Sinking Fund Payment:

     The term "Sinking Fund Payment" when used with respect to a Security of a particular series for which a sinking fund has been established shall mean the amount to be paid by the Corporation, as set forth in such Security or in a Board Resolution or indenture supplemental hereto, on each Sinking Fund Payment Date established for that Security.

     Sinking Fund Redemption Price:

     The term "Sinking Fund Redemption Price" when used with respect to a Security of a particular series for which a sinking fund has been established shall mean the price set forth in such Security or a Board Resolution or in an indenture supplemental hereto at which the Corporation is required to redeem Securities of that series on each Sinking Fund Redemption Date established for that Security.

     Section 1.03 Establishment of Terms of Series. The Corporation and the Trustee hereby amend the first paragraph of
Section 2.01 of the Original Indenture pursuant to Section 9.01(c) of the Original Indenture to read in its entirety as follows:

     The Securities may be issued in one or more series up to the aggregate principal amount of Securities of that series from time to time authorized by or pursuant to a Board Resolution or one or more indentures supplemental hereto, prior to the initial issuance of Securities of a particular series.
     Prior to the initial issuance of Securities of any series, there shall be established in a Board Resolution, one or more indentures supplemental hereto, or an Officers' Certificate pursuant to a Board Resolution or indenture supplemental hereto, the following or the manner for determining the following:

          (1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

          (2) any limit upon the aggregate principal amount of the Securities of that series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of that series);

          (3) the date or dates on which the principal of the Securities of the series is payable;

          (4) the rate or rates at which the Securities of the series shall bear interest (if any) or the manner of calculation of such rate or rates, if any, the date or dates from which such interest (if any) shall accrue, the interest payment dates on which such interest (if any) shall be payable or the manner of determination of such interest payment dates;

          (5) the period or periods within which, the price or prices at which and the terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Corporation;

          (6) the obligation, if any, of the Corporation to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions (including payments made in cash in anticipation of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

          (7) the form of the Securities of the series including the form of the certificate of authentication for such series;

          (8) if other than denominations of $1,000 or any integral multiple thereof, the denominations in which the Securities of the series shall be issuable;

          (9) the coin or currency, including composite currencies, in which payment of the principal of (and premium, if any), or interest (if any) on, or any Additional
     Amounts in respect of, the Securities of the series shall be payable (if other than in Dollars);

          (10) if the principal of (and premium, if any), or interest (if any) on, or any Additional Amounts in respect of, the Securities of the series are to be payable, at the election of the Corporation or a holder thereof, in a coin or currency, including composite currencies, other than that in which the Securities of the Series are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

          (11) if the amount of payments of principal of (and premium, if any), or interest (if any) on, or any Additional Amounts in respect of, the Securities of the series may be determined with reference to an index, formula or other method based on a coin or currency, including composite currencies, other than that in which the Securities of the series are stated to be payable, the manner in which such amounts shall be determined;

          (12) whether and under the circumstances the Corporation will pay Additional Amounts on the Securities of the series in respect of specified taxes, assessments or other governmental charges withheld or deducted and, if so, whether the Corporation will have the option to redeem those Securities rather than pay the Additional Amounts;

          (13) whether the Securities of the series are issuable as a Global Security and, in such case, the identity of the Depository for such series; and

          (14) any and all other terms with respect to such series (which terms shall not be inconsistent with the terms of this Indenture).

          All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to any such Board
     Resolution or in any indentures supplemental hereto.

          If any of the terms of the series are to be established by action taken pursuant to a Board Resolution, an indenture supplemental hereto, or an Officers' Certificate pursuant to a Board Resolution or an indenture supplemental hereto, a copy of an appropriate record of such Board Resolution, indenture supplemental hereto or Officers' Certificate specifying the manner of establishing the terms of the series shall be certified by the Secretary or an Assistant Secretary of the Corporation and delivered to the Trustee at or prior to the delivery of a request for authentication of Securities of the series pursuant to this Indenture.

     Section 1.04  Form of Securities.  The Corporation and the
Trustee hereby amend Section 2.02 of the Original Indenture pursuant to Section 9.01(c) of the Original Indenture to read in its entirety as follows:

     The Securities of any series and the Trustee's certificate of authentication to be borne by such Securities shall be substantially of the tenor and purport as set forth in one or more indentures supplemental hereto, a Board Resolution, or an Officers' Certificate pursuant to a Board Resolution or indenture supplemental hereto or, if the terms of the Securities are established by action pursuant to a Board Resolution, Officers' Certificate or indenture supplemental hereto, as set forth in the manner contemplated thereby, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which Securities of that series may be listed, or to conform to usage.

     Section 1.05 Provisions for Payment of Interest. The Corporation and the Trustee hereby amend the first two paragraphs of Section 2.03 of the Original Indenture pursuant to Section 9.01(c) of the Original Indenture to read in their entirety as follows:

     The Securities shall be issuable as registered Securities and, except for any Global Security, in the denominations of $1,000 or any multiple thereof (or the equivalent thereof in a coin or currency, including composite currency, other than Dollars). The Securities of a particular series shall bear interest payable on the dates and at the rate specified with respect to that series or the Securities may bear no interest. The principal of and the interest on, and any Additional Amounts in respect of, the Securities of any series, as well as any premium thereon in case of redemption thereof prior to maturity, shall be payable in the coin or currency, including composite currency, permitted with respect to that series, at the office or agency of the Corporation maintained for that purpose in the Borough of Manhattan, the City and State of New York. Each Security shall be dated the date of its authentication.

     Unless otherwise set forth in a Security, a Board Resolution or one or more indentures supplemental hereto establishing the terms of any series of Securities pursuant to Section
     2.01 hereof, interest on the Securities shall be computed on the basis of a 360-day year composed of twelve 30-day months; provided that interest on Securities bearing interest at a floating rate shall be computed on the basis of a year of 365 or 366 days, as appropriate, for the actual number of days elapsed.

     Section 1.06 Provisions for Payment of Interest. The Corporation and the Trustee hereby amend the last paragraph of
Section 2.03 of the Original Indenture pursuant to Section 9.01(c) of the Original Indenture to read in its entirety as follows:

     Unless otherwise set forth in a Security, a Board Resolution or one or more indentures supplemental hereto establishing the terms of any series of Securities pursuant to Section
     2.01 hereof, the term "regular record date" as used in this Section with respect to a series of Securities with respect to any interest payment date for such series shall mean either the fifteenth day of the month immediately preceding the month in which an interest payment date established for such series pursuant to Section 2.01 hereof shall occur, if such interest payment date is the first day of a month, or the last day of the month immediately preceding the month in which an interest payment date established for such series pursuant to Section 2.01 hereof shall occur, if such interest payment date is the fifteenth day of a month, whether or not such date is a business day.

     Section 1.07  Global Securities.  The Corporation and the
Trustee hereby amend Section 2.11(a) of the Original Indenture pursuant to Section 9.01(c) of the Original Indenture to read in its entirety as follows:

          If the Corporation shall establish pursuant to Section
     2.01 that the Securities of a particular series are to be issued as a Global Security, then the Corporation shall execute and the Trustee shall, in accordance with Section 2.04, authenticate and deliver, a Global Security which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series, (ii) shall be registered in the name of the Depository or its nominee, (iii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instruction and (iv) shall bear legends substantially to the following effect:

          "THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY") OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

     Section 1.08  Payment of Interest.  The Corporation and the
Trustee hereby amend Section 4.01 of the Original Indenture in its entirety pursuant to Section 9.01(c) of the Original
Indenture to read as follows:

     The Corporation will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest (if any) on the Securities of that series at the time and place and in the manner provided herein and established with respect to such Securities.

     Section 1.09 Covenants Against Certain Prior Liens. The Corporation and the Trustee hereby amend the first paragraph of
Section 4.05 of the Original Indenture in its entirety pursuant to Section 9.01(c) of the Original Indenture, to read as follows:

     The Corporation will not, while any of the Securities remain outstanding, create, or suffer to be created or to exist, any mortgage, lien, pledge, security interest or other encumbrance of any kind upon any property of any character of the Corporation whether now owned or hereafter acquired or upon any of the income or profits therefrom unless it shall make effective provision whereby the Securities then outstanding shall be secured by such mortgage, lien, pledge, security interest or other encumbrance equally and ratably with any and all obligations and indebtedness thereby secured so long as any such obligations and indebtedness shall so secured (provided, that for the purpose of providing such equal and ratable security, the principal amount of Outstanding Discount Securities of any series shall be such portion of the principal amount as may be specified in the terms thereof); provided, however, that nothing in this Section shall be construed to prevent the Corporation from creating, or from suffering to be created or to exist, any mortgages, liens, pledges, security interests or other encumbrances, or any agreements, with respect to:


     Section 1.10 Calculation of Original Issue Discount. The Corporation and the Trustee hereby amend Article Four of the Original Indenture pursuant to Section 9.01(c) of the Original Indenture to add a new Section 4.07 at the end thereof that reads in its entirety as follows:

     SECTION 4.07 Calculation of Original Issue Discount. The Corporation shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount(including daily rates and accrual periods) accrued on Outstanding Discount Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

     Section 1.11 Remedies of the Trustee and Securityholders on Event of Default. The Corporation and the Trustee hereby amend the second paragraph of Section 6.01 of the Original Indenture pursuant to Section 9.01(c) of the Original Indenture to read in its entirety as follows:

     In each and every such case, unless the principal of all the Securities of that series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities of that series then outstanding hereunder, by notice in writing to the Corporation (and to the Trustee if given by such Securityholders), may declare the principal (or, if any of the Securities of that series are Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all the Securities of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything contained in this Indenture or in the Securities of that series or established with respect to that series pursuant to Section 2.01 hereof to the contrary notwithstanding. This provision, however, is subject to the condition that if, at any time after the principal of the Securities of that series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Corporation shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of that series and the principal of (and premium, if any, on) any and all securities of that series which shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Securities of that series to the date of such payment or deposit) and the amount payable to the Trustee under Section 7.06, and any and all defaults under the Indenture, other than the nonpayment of principal on Securities of that series which shall not have become due by their terms, shall have been remedied or waived as provided in Section 6.06 - then and in every such case the holders of a majority in aggregate principal amount of the Securities of that series then outstanding, by written notice to the Corporation and to the Trustee, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

     Section 1.12  Amount Due Upon Acceleration of Discount
Securities.  The Corporation and the Trustee hereby amend Section
6.02 pursuant to Section 9.01(c) of the Original Indenture, to add the following second paragraph:

     For all purposes under this Indenture, if a portion of the principal of any Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, upon such principal amount and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest at a rate equal to the yield to maturity expressed in the Securities of that series to the date of such payment and all other amounts owing thereunder, shall constitute payment in full of such Discount Securities.

     Section 1.13 Application of Moneys. The Corporation and the Trustee hereby amend the first paragraph of Section 6.03 pursuant to Section 9.01(c) of the Original Indenture to read in its entirety as follows:

     Any moneys collected by the Trustee, pursuant to Section
     6.02 with respect to a particular series of Securities, shall be applied in the order following, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal (or premium, if any) or interest (if any) upon presentation of the several Securities of that series, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

     Section 1.14 Application of Moneys. The Corporation and the Trustee hereby amend the last paragraph of Section 6.03 pursuant to Section 9.01(c) of the Original Indenture to read in its entirety as follows:

     SECOND: To the payment of the amounts then due and unpaid upon Securities of such series for principal (and premium, if any) and interest (if any), in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest (if any), respectively.

     Section 1.15 Discount Securities. The Corporation and the Trustee hereby amend Article Eight of the Original Indenture pursuant to Section 9.01(c) of the Original Indenture to add a new Section 8.07 at the end thereof that reads in its entirety as follows:

     Section 8.07 In determining whether the holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01.

     Section 1.16 Supplemental Indentures. The Corporation and the Trustee hereby amend the first paragraph of Section 9.02 of the Original Indenture in its entirety pursuant to Section
9.01(c) of the Original Indenture, to read as follows:

     With the consent (evidenced as provided in Section 8.01) of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected by such supplemental indenture or indentures at the time outstanding, the Corporation, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of such supplemental indenture or of modifying in any manner the rights of the holders of the Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security then outstanding and affected thereby.


                             ARTICLE TWO.

                          Sundry Provisions.


     Section 2.01 Except as otherwise expressly provided in this Third Supplemental Indenture or otherwise clearly required by the context hereof, all terms used herein that are defined in the Original Indenture shall have the several meanings respectively assigned to them thereby.

     Section 2.02 The Original Indenture, as supplemented by this Third Supplemental Indenture, is in all respects ratified and confirmed, and this Third Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided.

     Section 2.03 The recitals herein contained are made by the Corporation and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.

     Section 2.04 This Third Supplemental Indenture may be simultaneously executed in several counterparts and all said counterparts, executed and delivered each as an original, shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                   GTE CORPORATION



                                   By:
___________________________

                                              Vice President


Attest:





___________________________
        Secretary




                                   THE BANK OF NEW YORK
                                      as Trustee



                                   By:
___________________________

                                              Vice President


Attest:





___________________________
Title:

STATE OF CONNECTICUT )
                   ss.: Stamford
COUNTY OF FAIRFIELD  )


     On the     day of July, in the year one thousand nine
hundred ninety-seven, before me personally came          to me
known, who, being by me duly sworn, did depose and say that he
resides at                        ; that he is
of GTE CORPORATION, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



______________________________
                                                NOTARY PUBLIC
                                        My Commission Expires



STATE OF NEW YORK    )
                   ss.:
COUNTY OF NEW YORK   )


     On the       day of        , in the year one thousand nine
hundred ninety-seven, before me personally came
to me known, who, being by me duly sworn, did depose and say that he resides at
                 that he is                            of THE
BANK OF NEW YORK, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he signed his name thereto by like authority.



______________________________
                                                NOTARY PUBLIC
                                        My Commission Expires













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